                          [ON MERRILL LYNCH LETTERHEAD]



                                                              July 12, 2002



Lodgian Inc.
3445 Peachtree Road, NE
Suite 700
Atlanta, Georgia  30326
Attention:  David Hawthorne

         Re: Commitment to provide first mortgage financing in the aggregate amount of $286,200,000 (the "LOAN") to a special purpose entity (the "BORROWER"), to be owned and controlled by Lodgian Inc. (the "COMPANY") following its reorganization
                  -------------------------------------------------------------

Ladies and Gentlemen:

         On December 20, 2001, the Company filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "BANKRUPTCY Code") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") and has since continued in the operation of its business and the management of its properties as a debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. The Company has informed us that it is currently exploring exit financing alternatives as part of a proposed Plan of Reorganization (the "PROPOSED PLAN") that it anticipates filing with the Bankruptcy Court in July, 2002. The Proposed Plan will contemplate, among other things, refinancing (i) an existing $195,600,000 first mortgage loan made by a bank syndicate led by Morgan Stanley and Lehman Brothers and secured by mortgage liens on 50 hotels (the "MSLB HOTELS") and (ii) two mortgage loans in the aggregate principal amount of $60,600,000 held by Rockbridge Capital, Inc. and secured by mortgage liens on six hotels (the "ROCKBRIDGE HOTELS"; the MSLB Hotels and the Rockbridge Hotels, collectively, the "PORTFOLIO HOTELS").

                  Merrill Lynch Mortgage Capital Inc. and/or its affiliates ("MERRILL LYNCH" or the "LENDER") are pleased to commit to provide the Loan on the terms and subject to the conditions set forth herein and in the Summary of Principal Terms (the "SPT") attached hereto. The obligation of the Lender to make the Loan is subject to, among the other conditions set forth herein and in the SPT, the following: (i) the preparation, execution and delivery of a loan agreement (the "LOAN AGREEMENT") and other loan documents (collectively, together with the Loan Agreement, the "LOAN DOCUMENTS") reasonably acceptable to the Lender and incorporating substantially the terms and conditions set forth herein and in the SPT; (ii) actual EBITDA of the Portfolio Hotels, measured on a cumulative basis for the period from July 1,

2002 through the Closing (as defined in the SPT) shall not be less than 90% of EBITDA of the Portfolio Hotels for the same period, as set forth in the Company's budget (the "BUDGET"), a copy of which is attached hereto as Schedule 1, and all calculations of EBITDA shall employ the same methodology as is employed in the Budget; (iii) the Lender's reasonable determination that there has been no material adverse change since the date of this commitment letter in the United States hospitality sector due to acts of terrorism, declaration by the United States of war or national emergency or the outbreak or escalation of other hostilities involving the United States in the United States or abroad;
(iv) as of Closing (a) Portfolio Hotels assigned not less than 75% of the aggregate of the percentages (the "ASSIGNED PERCENTAGES") of the total value of the Portfolio Hotels assigned to the individual Portfolio Hotels, as set forth on Schedule 2, must be operated under franchise agreements with Six Continents and Marriott, and (b) Portfolio Hotels assigned not more than 10% of the aggregate of the Assigned Percentages are operated without franchise agreements with nationally-recognized hotel franchises; (v) as of Closing, the total number of hotel rooms in the Portfolio Hotels having failing scores under franchise agreements, other than failing scores under agreements with Six Continents resulting from failing guest service scores under Six Continents' revised scoring system ("EXCLUDED FAILING SCORES"), shall not exceed the sum of (a) the number of hotel rooms having failing scores, other than Excluded Failing Scores, as of the date of this commitment letter and (b) 10% of the total number of hotel rooms in the Portfolio Hotels; and (vi) not more than 10% (by appraised value) of the rooms constituting the Portfolio Hotels are unavailable due to casualty.

         The Company shall continue to actively assist the Lender in connection with the underwriting of the Loan, and, in connection therewith, shall provide and cause its advisors to provide the Lender upon request with all information reasonably requested and otherwise to assist the Lender in its underwriting efforts, including making available officers and advisors of the Company from time to time to attend and make presentations regarding the Proposed Plan and the business and prospects of the Company and the Portfolio Hotels, as appropriate, at a meeting or meetings with the Lender. From the date of this commitment letter until the earlier of (i) its termination and (ii) the 70th day after the Company's timely acceptance of this commitment letter, the Company shall refrain from engaging or soliciting any prospective lender to provide financing with respect to any of the Portfolio Hotels. In addition, if the Company determines to engage a financial advisor, in addition to its currently engaged advisors and the current scope of their engagement, with respect to the sale, financing or refinancing of all or any portion of the Company, its operations or assets, the Company shall, to the extent practicable, afford appropriate affiliates of the Lender an opportunity to be considered for such engagement(s) comparable to that afforded other prospective advisors.

         The Company recognizes that the Lender has not had the opportunity to complete its legal due diligence, including its review of franchise arrangements, or to conduct certain structural and environmental evaluations of the Portfolio Hotels. The Lender's obligation to make the Loan is subject to the Lender's satisfaction with (i) all third party reports with respect to the Portfolio Hotels that the Lender shall reasonably require, including, without limitation, appraisals, structural and environmental reports and title reports (the "THIRD PARTY REPORTS"), and (ii) all legal due diligence items that the Lender shall reasonably require with respect to the Portfolio Hotels, the Borrower and the Company, including, without limitation, all management agreements, franchise agreements, ground leases, space leases and filings in pending litigation (the "LEGAL DUE DILIGENCE ITEMS"). The Lender shall use reasonable efforts to arrange for its receipt of the Third Party Reports not later than the 60th day following the Company's timely acceptance of this commitment letter. The Company shall promptly, and in any event within 10 days after receipt of the Lender's written request, make available to the Lender copies of requested Legal Due Diligence Items. If and when the Lender has determined to approve, for the purpose of satisfying the corresponding conditions to the making of the Loan, all Third Party Reports and all Legal Due Diligence Items (other than Legal Due Diligence Items that the Company has failed to make available as required above), the Lender shall deliver to the Company written notice (the "DILIGENCE COMPLETION NOTICE"), which shall be subject to the limitations set forth in the SPT. Following the 84th day (the "DUE DILIGENCE CUT-OFF DATE") after the Company's timely acceptance of this commitment letter, if the Lender has not delivered to the Company the Diligence Completion Notice on or before the Due Diligence Cut-off Date, the Company may, by written notice delivered to the Lender at any time thereafter terminate this commitment letter, and the obligations of the parties hereunder (other than the Company's obligations to pay the expenses required by the seventh paragraph of this commitment letter). The Lender shall promptly notify the Borrower of any findings from the Lender's review of the Third Party Reports and Legal Due Diligence Items that the Lender believes, individually or in the aggregate, would cause a failure of a condition precedent to the making of the Loan to be satisfied.

         With the cooperation of the Borrower, the Lender shall coordinate with the Borrower's counsel in engaging the service providers that will prepare Third Party Reports, all of which shall be addressed to the Lender and the Company. The Lender recognizes that all Third Party Reports are the property of the Company and may be made available to the Company and any party authorized by the Company, subject to the second sentence of the third paragraph of this commitment letter.

         The Company hereby represents, warrants and covenants that (i) all information, other than the Projections (as defined below), that it or its representatives have made or hereafter make available to the Lender in connection with the transactions contemplated hereby (the "INFORMATION"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (ii) all financial projections it or its representatives have made or hereafter make available to the Lender (the "PROJECTIONS") have been and will be prepared in good faith based upon reasonable assumptions. The Company shall furnish the Lender with such Information and Projections as the Lender may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Loan so that the representation and warranty in the preceding sentence is correct on such closing date. The Company acknowledges that, in underwriting the Loan, the Lender has used and relied on and will be using and relying on the Information and the Projections without independent verification thereof.

         The Company shall reimburse the Lender for all reasonable out-of-pocket costs and expenses payable by the Lender to third parties incurred before or after the date of this commitment letter in connection with the Loan or the preparation, negotiation, execution and delivery of this commitment letter, the Loan Documents and any other documentation contemplated hereby or thereby; the enforcement of the Company's obligations hereunder; due diligence investigations relating to the Portfolio Hotels, the Borrower, the Company and the Proposed Plan, the approval of this commitment letter and/or the Loan by the Bankruptcy Court and/or any of the creditors or other committees participating in the Company's bankruptcy proceeding, participation with the Company in defending any appeal of the Confirmation Order, including, without limitation reasonable fees and expenses of counsel, appraisal costs, costs of environmental assessments, and costs of any inspecting architects, engineers or other consultants retained by the Lender. In addition, if the Closing occurs while any appeal of the Confirmation Order is pending, the Company shall indemnify the Lender for losses, costs and expenses resulting from such appeal. The Lender shall use its best reasonable efforts to (a) provide the Company with an estimated expense budget as soon as practicable after, and, in any event, within 14 days after, the Company's timely acceptance of this commitment letter, (b) provide the Company with notice of any material upward revisions to the expense budget as soon as practicable after the Lender determines that the same are appropriate,
(c) provide the Company with a reasonably prompt notice and description of actual expenses incurred by the Lender for the account of the Borrower when such expenses reach $250,000, and each $100,000 increment in excess of $250,000 and
(d) advise the Company in advance of its intention to incur more than $50,000 in out-of-pocket costs with respect to any due diligence item(s). The Lender's failure to perform its obligations set forth in the preceding sentence shall not relieve the Company of its obligations to reimburse the Lender for its costs and expenses. With respect to any opinions or other advice of local counsel required in connection with the Loan, the Lender and the Borrower shall use the same local counsel, reasonably acceptable to the Lender, for each jurisdiction in which a Portfolio Hotel is located.

         The obligations of the Company set forth in the immediately preceding paragraph shall continue and are and shall remain absolute obligations of the Company, whether or not Loan Documents are executed or any loan is made by the Lender or any conditions of lending are met, provided, however, that such obligations shall terminate upon the execution and delivery of the Loan Documents. The obligations of the Lender under this commitment letter shall be enforceable solely by the Company and may not be relied upon by any other person.

         This commitment letter and the SPT are for the Company's/Borrower's confidential use only and may not be disclosed by them to any person other than their employees, attorneys, financial advisors, members of the Company's official committee of unsecured creditors, such committee's financial advisors and as required in connection with obtaining approval of this commitment letter and the Final Plan by the Bankruptcy Court and then only in connection with the proposed transaction and, other than in connection with Bankruptcy Court approvals, on a confidential basis, except where disclosure is required by law or where the Lender consents to the proposed disclosure, which consent shall not be unreasonably withheld.

         Please indicate your acceptance of the commitment herein contained in the space indicated below and return a copy of this commitment letter so executed to Merrill Lynch Mortgage Capital Inc. at 4 World Financial Center 7th Floor, New York, New York, 10080; Attention Michael Nash. This commitment will expire at 5:00 p.m. on July 12, 2002, unless on or prior to such time Merrill Lynch shall have received a copy of this commitment letter executed by the Company. Notwithstanding timely acceptance of this commitment letter pursuant to the preceding sentence, the commitment herein contained will automatically terminate and the parties shall have no further obligations hereunder (other than the Company's obligations set forth in the seventh paragraph hereof) if (a) the Company does not file a motion with the Bankruptcy Court seeking the Approval Order (hereinafter defined) on or prior to

July 19, 2002, (b) the Bankruptcy Court does not enter an order (the "APPROVAL ORDER") approving the Company's execution of this commitment letter and the performance of the Company's obligations hereunder and the Approval Order has not become non-appealable with no appeal pending on or prior to August 30, 2002,
(c) the Company does not pay either $500,000 installment of the Commitment Fee (as defined in the SPT) as and when due in accordance with the SPT; (d) the Bankruptcy Court does not enter an order (the "CONFIRMATION ORDER") confirming the Company's final plan of reorganization (the "FINAL PLAN") on or before November 15, 2002, or (e) the Closing has not occurred on or before November 30, 2002. Notwithstanding the foregoing, not earlier than September 1, 2002, the Company may request in writing (an "EXTENSION REQUEST") that the Lender agree to extend the deadlines set forth in clauses (d) and (e) each by not more than 60 days. If the Lender proposes to agree to such extensions, the Company shall pay the Lender $350,000 (the "EXTENSION FEE")in consideration of, and as a condition to, such agreement. If the Lender does not agree in writing to such extensions on or prior to the 10th day following the Lender's receipt of an Extension Request, the Company may, by written notice to the Lender given not later than the 20th day following the Lender's receipt of such Extension Request, terminate this commitment letter and the parties shall have no further obligations hereunder except for the Company's obligations set forth in the seventh paragraph hereof and its obligation to pay, if due in accordance with the SPT, the balance of the Commitment Fee.

         The Lender reserves the right to assign some or all of its rights and delegate some or all of its responsibilities hereunder to one of its affiliates. This commitment letter and the SPT supersede any and all prior versions hereof or thereof. This commitment letter may only be amended by a writing signed by all parties hereto. This commitment letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which counterparts taken together shall constitute one and the same original. Executed copies of this commitment letter may be delivered by telecopy and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by telecopy, the Company and the Lender each agree to use its best efforts to deliver original signatures as promptly as possible following the execution hereof.

         IF THIS COMMITMENT LETTER OR THE SPT OR ANY ACT, OMISSION OR EVENT HEREUNDER OR THEREUNDER BECOMES THE SUBJECT OF A DISPUTE, EACH OF THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY. THIS COMMITMENT LETTER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                          MERRILL LYNCH MORTGAGE CAPITAL INC.




                                          By:
                                             ----------------------------------
                                          Name:  Steven Glassman
                                          Title:  Authorized Signatory

Terms and conditions of this
commitment letter accepted
and agreed this 12th day of July, 2002.


LODGIAN INC.




By:
   -----------------------------
Name:  David Hawthorne
Title:  Chief Executive Officer



CC:      R. Cartoon (Lodgian)
         S. Armstrong (Oaktree Capital)
         J. Gray (Blackstone)
         K. Caplan (Blackstone)

                              SCHEDULE 1 -- BUDGET

                       SCHEDULE 2 -- ASSIGNED PERCENTAGES

                                                                      SCHEDULE 1

LODGIAN MERRILL LYNCH PORTFOLIO
2002 EXIT FINANCING BUDGET
56 HOTELS

                                               JUL-02        AUG-02        SEP-02        OCT-02        NOV-02        DEC-02
INCOME STATEMENT                             -----------   -----------   -----------   -----------   -----------   -----------
Rooms Available                                  339,977       339,977       329,010       339,977       329,010       339,977
Rooms Rented                                     229,429       216,927       202,961       229,196       186,962       152,578
Occupancy %                                        67.5%         63.8%         61.7%         67.4%         56.8%         44.9%
A.D.R.                                       $     78.56   $     78.08   $     75.95   $     75.29   $     72.57   $     59.03
REVPAR                                       $     53.02   $     49.82   $     46.85   $     50.75   $     41.24   $     30.98

Department Revenue
 Rooms                                       $18,023,962   $18,937,031   $15,413,954   $17,255,121   $13,567,028   $10,533,207
 Food                                          3,311,588     3,348,713     3,450,641     4,189,892     3,377,945     3,538,951
 Beverage                                        685,010       710,285       715,014       759,574       655,868       924,998
 Telephone                                       305,976       302,013       283,145       325,041       267,403       208,950
 Other Operating Income                          523,834       519,477       497,914       530,096       454,734       373,734
                                             -----------   -----------   -----------   -----------   -----------   -----------
Total Revenue                                 22,830,371    21,817,518    20,360,678    23,059,724    18,322,979    15,579,639

Dept. Costs & Expenses
 Rooms                                         4,702,779     4,449,841     4,304,286     4,400,056     4,002,273     3,468,359
 Food                                          2,708,155     2,717,546     2,796,410     3,100,520     2,668,577     2,861,161
 Beverage                                        334,967       350,785       354,509       349,404       321,375       397,749
 Telephone                                       202,917       197,689       191,229       214,527       197,678       162,981
 Other Operating Expenses                        337,681       324,324       318,073       333,960       309,219       242,927
                                             -----------   -----------   -----------   -----------   -----------   -----------
Total Dept. Expenses                           8,288,499     8,040,188     7,964,507     8,398,467     7,499,323     7,131,176
                                             -----------   -----------   -----------   -----------   -----------   -----------
Gross Contribution                            14,543,872    13,777,332    12,396,171    14,661,256    10,823,658     8,448,863

G&U Expenses
 General & Administrative                      1,185,764     1,175,050     1,198,441     1,176,045     1,090,217     1,201,328
 Advertising & Promotion                         877,191       873,564       955,795       922,369       824,534       878,572
 Franchise Expenses                            1,564,362     1,500,189     1,341,015     1,518,451     1,207,468       916,389
 Repairs & Maintenance                         1,074,763     1,054,872     1,030,140     1,175,046       961,958       919,211
 Utilities                                     1,209,841     1,196,189     1,141,473     1,060,747     1,007,784     1,059,429
                                             -----------   -----------   -----------   -----------   -----------   -----------
Total G&U Expenses                             5,911,921     5,799,884     5,666,884     5,853,679     5,091,937     4,974,929
                                             -----------   -----------   -----------   -----------   -----------   -----------
House Profit                                   8,631,950     7,977,448     6,729,307     8,807,578     5,731,719     3,473,734
House Profit %                                     37.8%         36.6%         33.1%         38.2%         31.3%         22.3%

Other Operating Expenses
 Management Fees                                 913,215       872,701       814,427       922,389       732,919       623,194
 Equipment Rentals                               123,257       123,354       124,402       125,358       121,702       122,693
 Insurance                                       302,279       302,279       356,312       390,614       357,884       356,685
 Property & Other Taxes                          928,312       928,312       928,312     1,023,297     1,023,297       928,312
 Other Expenses (Income)                          45,000        45,000        45,000        45,000        45,000        45,000
 Ground Rent                                     202,917       202,917       202,917       202,917       202,917       202,917
                                             -----------   -----------   -----------   -----------   -----------   -----------
Total Other Operating Expenses                 2,514,980     2,474,563     2,471,370     2,709,575     2,483,719     2,278,801
                                             -----------   -----------   -----------   -----------   -----------   -----------
EBITDA                                       $ 6,116,970   $ 5,502,885   $ 4,257,937   $ 6,098,003   $ 3,248,000   $ 1,194,934
                                             ===========   ===========   ===========   ===========   ===========   ===========

                                                 3RD           4TH
                                               QUARTER       QUARTER
                                                2002          2002
INCOME STATEMENT                             -----------   -----------
Rooms Available                               1,008,964      1,008,964
Rooms Rented                                    649,317        568,736
Occupancy %                                       64.4%          56.4%
A.D.R.                                       $    77.58    $     72.71
REVPAR                                       $    49.93    $     40.99
Department Revenue
 Rooms                                       $50,374,957   $41,355,357
 Food                                        10,110,943     11,106,789
 Beverage                                     2,090,308      2,340,439
 Telephone                                      891,134        801,394
 Other Operating Income                       1,541,225      1,358,583
                                             -----------   -----------
Total Revenue                                65,008,567     56,962,541
Dept. Costs & Expenses
 Rooms                                       13,458,906     11,868,688
 Food                                         8,222,112      8,630,258
 Beverage                                     1,040,261      1,068,528
 Telephone                                      591,836        575,386
 Other Operating Expenses                       980,078        886,106
                                             -----------   -----------
Total Dept. Expenses                         24,291,192     23,028,968
                                             -----------   -----------
Gross Contribution                           40,717,375     33,933,575
G&U Expenses
 General & Administrative                     3,559,255      3,487,591
 Advertising & Promotion                      2,706,570      2,625,495
 Franchise Expenses                           4,405,568      3,842,305
 Repairs & Maintenance                        3,159,775      3,057,213
 Utilities                                    3,547,503      3,127,940
                                             -----------   -----------
Total G&U Expenses                           17,378,669     15,920,544
                                             -----------   -----------
House Profit                                 23,338,706     18,013,031
House Profit %                                    35.9%          31.6%
Other Operating Expenses
 Management Fees                              2,600,343      2,278,502
 Equipment Rentals                              371,012        369,753
 Insurance                                      960,870      1,105,183
 Property & Other Taxes                       2,784,937      2,974,908
 Other Expenses (Income)                        135,000        135,000
 Ground Rent                                    608,751        608,751
                                             -----------   -----------
Total Other Operating Expenses                7,460,913      7,472,094
                                             -----------   -----------
EBITDA                                       $15,877,793   $10,540,938
                                             ===========   ===========

                                   SCHEDULE 2


                                       LODGIAN PROPERTY SUMMARY
------------------------------------------------------------------------------------------------------
                                                                                   INDIVIDUAL PROPERTY
GPI                                                               #       YEAR     VALUES AS A PERCENT
 #          CHAIN/NAME                  CITY             ST     ROOMS     BUILT      OF TOTAL VALUE
---    ---------------------    --------------------    ----    ------    -----    -------------------
 1     Holiday Inn              Silver Spring           MD      213       1973              5.4%
 2     Courtyard by Marriott    Atlanta                 GA      181       1996              4.7%
 3     Crowne Plaza             Houston                 TX      291       1980              5.0%
 4     Crowne Plaza             Albany                  NY      384       1980              4.5%
 5     Holiday Inn Select       Dallas (DFW Airport)    TX      282       1974              2.8%
 6     Holiday Inn Select       Windsor                 ONT.    214       1991              3.1%
 7     Hilton                   Columbia                MD      152       1982              2.6%
 8     Doubletree Club          Philadelphia            PA      189       1972              2.8%
 9     Crowne Plaza             West Palm Beach         FL      219       1982              2.4%
10     Holiday Inn Select       Niagra Falls            NY      397       1974              1.8%
11     Holiday Inn Select       Strongsville            OH      304       1972              2.4%
12     Holiday Inn              Winter Haven            FL      228       1967              1.6%
13     Holiday Inn              Rolling Meadows         IL      420       1983              2.2%
14     Courtyard by Marriott    Bentonville             AR       90       1996              1.9%
15     Hilton                   Troy (Northfield)       MI      191       1976              2.6%
16     Holiday Inn              Greentree               PA      200       1972              1.7%
17     Crowne Plaza             Cedar Rapids            IA      275       1991              1.7%
18     Holiday Inn              St. Louis North         MO      392       1956              1.9%
19     Holiday Inn              Frederick               MD      158       1963              1.2%
20     Holiday Inn              Towson (Cromwell        MD      139       1972              1.7%
                                Bridge)
21     Residence Inn            Little Rock             AR       96       1997              1.5%
22     Hampton Inn              Pensacola               FL      124       1985              1.5%
23     Courtyard by Marriott    Paducah                 KY      100       1997              1.3%
24     Holiday Inn              Austin                  TX      210       1984              1.3%
25     Holiday Inn SunSpree     Myrtle Beach            SC      133       1978              1.3%
26     Holiday Inn              Valdosta                GA      167       1963              0.8%
27     Holiday Inn              Arden Hills/St. Paul    MN      156       1973              1.6%
28     Courtyard by Marriott    Abilene                 TX       99       1996              1.4%
29     Holiday Inn              Pensacola               FL      152       1961              1.2%
                                (University Mall)
30     Fairfield Inn            Valdosta                GA      108       1963              1.2%
31     Holiday Inn              East Hartford           CT      130       1974              0.8%
32     Holiday Inn              Jamestown               NY      146       1979              1.3%
33     Holiday Inn              Brunswick               GA      126       1974              0.9%
34     Holiday Inn              Sheffield               AL      201       1981              1.0%
35     Holiday Inn              York                    PA      100       1970              0.9%
36     Hurstbourne Hotel        Louisville              KY      398       1971              1.0%
37     Hampton Inn              Dothan                  AL      113       1989              0.8%
38     Holiday Inn Express      Pensacola               FL      214       1962              0.7%
39     Courtyard by Marriott    Florence                KY       78       1995              0.9%
40     Quality Hotel            Melaine                 LA      205       1985              0.9%
41     Holiday Inn              Marietta (hotel &       GA      196       1973              0.5%
                                suites)
42     Holiday Inn              Grand Island            NY      261       1972              0.3%
43     Clarion                  Charleston              SC      197       1981              0.4%
44     Holiday Inn Express      Gadsden                 AL      141       1962              0.6%
45     Four Points              Niagra Falls            NY      189       1965              0.6%
46     Holiday Inn              Baltimore West          MD      135       1972              0.6%
                                (Belmont)
47     French Quarter Suites    Memphis                 TN      105       1980              0.7%
48     Holiday Inn              Dothan                  AL      102       1961              0.3%
49     Holiday Inn              Dallas (Mkt Center)     TX      246       1971              0.5%
50     Holiday Inn              Pittsburgh (Pkwy        PA      180       1975              0.6%
                                East)
51     Holiday Inn              Glen Burnia             MD      127       1973              1.3%
52     Residence Inn            Dedham                  MA       81       1998              2.4%
53     Holiday Inn              Baltimore, Inn          MD      375       1964              7.8%
                                Harbor
54     Holiday Inn              Lancaster               PA      189       1971              1.2%
55     Holiday Inn              Baltimore - BWI         MD      259       1973              5.4%
                                Airport
56     Holiday Inn              Jekyl Island            GA      199       1972              0.6%
                                                             ------       ----            -----
       Totals/Averages                                       10,975       1975            100.0%

LODGIAN HOTEL PORTFOLIO




                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

This Summary of Principal Terms and Conditions (the "SPT") is not a commitment by Merrill Lynch Mortgage Capital Inc.(the "LENDER") and the Lender shall have no commitment or obligation hereunder except as set forth in the commitment letter ("COMMITMENT LETTER") to which this SPT is attached. Capitalized terms not defined herein shall have the meanings assigned to them in the Commitment Letter.

PROPERTIES:                         Fifty-six hotel properties (each, a
                                    "PORTFOLIO HOTEL") located throughout 20 states (with one Portfolio Hotel located in Windsor, Ontario), comprising 10,975 hotel rooms and more particularly described on Exhibit A attached hereto and made a part hereof.

PARTIES TO THE AGREEMENT

THE BORROWER:                       The Borrower shall be one or more
                                    single-purpose, bankruptcy remote entities
                                    (with organizational documents conforming to customary rating agency requirements for loans of this type), whose only assets are the Portfolio Hotels and related assets
                                    (such as inventory and receivables and
                                    franchise agreements, management agreements, insurance contracts, and other contracts, licenses and permits relating to the maintenance, renovation, use or operation of the Portfolio Hotels) pledged to the Lender
                                    (to the extent provided under "Security" below) and whose sole business shall be the ownership and operation of the Portfolio
                                    Hotels. If the Lender elects to advance a portion of the Loan Amount as a "mezzanine" loan to the owner(s) of the Borrower, the "mezzanine" loan borrower shall be a single purpose entity whose only asset is the Borrower Equity (as defined herein) pledged to the Lender and whose sole business shall be ownership of the Borrower Equity. The
                                    Borrower(s) shall be wholly owned and
                                    controlled by Lodgian Inc. (the "COMPANY").
                                    If reasonably requested by the Lender, each Portfolio Hotel shall be owned at Closing by a separate, single purpose entity that satisfies the foregoing requirements.

LENDER: Merrill Lynch Mortgage Capital Inc. and/or its affiliates.

LOAN FACILITY

LOAN AMOUNT:                        $286,200,000.

PURPOSE: The Company shall use the proceeds of the Loan to (1) refinance an existing $195,600,000 mortgage loan secured by first priority mortgage liens on 50 of the 56 Portfolio Hotels, and (2) refinance two existing mortgage loans in the aggregate principal amount of $60,600,000 secured by first priority mortgage liens on the remaining six Portfolio Hotels. The remaining proceeds shall be used (1) to fund cash collateral requirements for letters of credit, (2) to fund a capital improvement reserve or (3) for general corporate purposes, including, but not limited to paying transaction expenses. However, such remaining proceeds may not be used to acquire any hotel property.

LOAN TERM:

   Maturity Date:                   Two years from Closing.

   Extension Options:               The Borrower shall have the option to extend
                                    the maturity of the Loan for three
                                    additional consecutive periods of one year each (each, an "EXTENSION PERIOD");
                                    provided, however, that only one extension option may be exercised at a time. The option for the first Extension Period may be exercised by the Borrower by written notice to the Lender given any time not later than 45 days prior to the Maturity Date. The option for each subsequent Extension Period may be exercised by the Borrower by written notice to the Lender not earlier than 120 days, but not later than 45 days, prior to the first or second anniversary of the Maturity Date, as applicable.

                                    Each Extension Period will commence and
                                    become effective on the day following the original Maturity Date, or the day following the first or second anniversary of the Maturity Date, as applicable. If (1) no monetary default exists and is continuing at the time notice is given or on the date the first Extension Period would otherwise commence, (2) the Borrower shall have entered into an interest rate cap agreement (an "ELIGIBLE CAP AGREEMENT") with a notional amount equal to the principal amount of the Loan from time to time, a term through the extended Maturity Date, a counterparty having a credit rating of not less than "AA" or its equivalent, and a "strike" rate of not greater than 6.50% per annum, and (3) the Borrower shall have executed and delivered all documents reasonably required by the Lender, the Borrower shall have the right to exercise its option to extend the maturity of the Loan for the first one-year Extension Period, subject to no other conditions except for timely notice. The Borrower's right to extend the Loan Term for additional Extension Periods shall be subject to satisfaction of the following conditions: o

                                    -        The existence of a DSCR
                                             (hereinafter defined) at the time
                                             of commencement of the Extension
                                             Period of at least 1.30x; provided,
                                             however, that the Borrower may
                                             partially prepay the Loan (such
                                             prepayment, a "SUPPLEMENTAL
                                             PRINCIPAL PAYMENT") from the
                                             proceeds of a contribution of
                                             additional cash equity in an amount
                                             necessary to achieve a DSCR of
                                             1.30x.

                                    -        The existence of a Debt Yield Ratio
                                             (hereinafter defined) of at least

                                             13.75%; provided, however, that the
                                             Borrower may make a Supplemental
                                             Principal Payment from the proceeds
                                             of a contribution of additional
                                             cash equity in an amount necessary
                                             to achieve a Debt Yield Ratio of
                                             13.75%.

                                    -        The Borrower shall continue to
                                             possess all material licenses and
                                             permits necessary to operate 90% of
                                             the hotel rooms then remaining in
                                             the portfolio in substantially the
                                             same manner as operated on the date
                                             of Closing.

                                    -        There shall exist no uncured Event
                                             of Default and no default
                                             ("DEFAULT") that, with notice or
                                             the passage of time or both, would
                                             constitute an Event of Default.

                                    -        The Lender shall have received the
                                             Extension Fee (hereinafter
                                             defined).

                                    -        The Borrower shall have entered
                                             into an Eligible Cap Agreement.

                                    -        Execution and delivery of all
                                             documents reasonably required by
                                             the Lender.

INTEREST RATE:                      LIBOR plus the Applicable Margin.


                                    "APPLICABLE MARGIN" means 350 basis points or, following an Event of Default, 850 basis points.

                                    "LIBOR" means the applicable London
                                    interbank offered rate for deposits in U.S.
                                    dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period and having a maturity equal to the duration of such interest period, provided that, (1) if Telerate Page 3750 is not available for any reason, LIBOR for the relevant Interest Period shall instead be the applicable London interbank offered rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such interest period, and having a remaining term to maturity equal to such interest period, and (2) if no such report is available, LIBOR for the relevant interest period shall instead be the rate determined by the Lender to be the rate at which it offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two business days prior to the first day of such interest period, in the approximate amount of its portion of the relevant loan and having a maturity equal to such interest period. LIBOR shall be adjusted for Federal Reserve Board reserve requirements. LIBOR interest periods will be one month.

                                    Interest shall be payable in arrears on the last day of each interest period, upon any prepayment (whether due to acceleration or otherwise) and at final maturity. Interest shall be calculated for actual days elapsed on the basis of a 360-day year.

SECURITY:                           The Loan will be secured by (1) a first
                                    mortgage lien on all land and improvements constituting each Portfolio Hotel owned by the Borrower in fee, and a first mortgage lien on the Borrower's leasehold estate in and to land and improvements constituting each Portfolio Hotel as to which the Borrower owns a leasehold estate, (2) a perfected first priority security interest in the personal property, fixtures and equipment used in the operation of each of the Portfolio Hotels, (3) a first priority assignment of leases, rents, receivables and other income, (4) a first priority assignment of all management, license (to the extent permitted by law), franchise (to the extent assignable, the Borrower shall use commercially reasonably efforts to cause such assignment) and other significant agreements, including any operating agreements, (5) a perfected first priority security interest in all permits (to the extent permitted by law), approvals, contracts and other agreements in connection with the renovation, use or operation of each of the Portfolio Hotels, (6) a perfected first priority security interest in all of the Borrower's cash management accounts, escrows and reserves, including the Portfolio Improvement Reserve and the Lockbox Account, (7) a perfected first priority security interest in the membership or other equity interests ("BORROWER
                                    EQUITY") of the Borrower held by the
                                    owner(s) of the Borrower, (8) a first
                                    priority pledge of the interest rate cap agreement and (9) other customary items of security for a loan of this size and type.

PREPAYMENT:                         The Loan will be prepayable in whole but not
                                    (except as expressly contemplated hereby) in part at any time during the Loan Term, subject to payment of a fee (a "PREPAYMENT
                                    FEE") of (a) 3% of the amount prepaid if prepaid during the first year of the Loan
                                    Term, (b) 2% of the amount prepaid if
                                    prepaid during months 13 through 18 of the Loan Term or (c) 1% of the amount prepaid if prepaid during months 19 through 24 of the Loan Term. Notwithstanding the foregoing, the Borrower will not be required to pay a Prepayment Fee with respect to prepayments of up to 12% of the original Loan Amount made as a result of Permitted Releases (as described below).

RIGHT OF FIRST OFFER:               The Lender shall have a right of first offer
                                    with respect to any refinancing of the Loan, in whole or in part, upon maturity, in connection with a prepayment in full and/or in connection with a Permitted Release, in each case provided, however, that the Company or one or more of its affiliates retains title to the Portfolio Hotels that will be the subject of such refinancing.

PARTIAL RELEASES AND                Individual Portfolio Hotels may be released
RELEASE PRICING:                    from the lien of the mortgages (a "PERMITTED
                                    RELEASE") if (i) the Borrower determines to withdraw a Portfolio Hotel from the collateral pool, (ii) the Lender receives a principal prepayment equal to the greater of
                                    (x) 75% of net sale proceeds (in the case of a sale) and (y) 120% of the portion of the Loan allocated to such Portfolio Hotel
                                    ("ALLOCATED LOAN AMOUNT") and (iii)
                                    following such Permitted Release and
                                    prepayment, the DSCR and Debt Yield Ratio are equal to or greater than the DSCR and Debt Yield Ratio immediately prior to such Permitted Release.


RECOURSE:                           The Loan will be non-recourse to the
                                    Borrower; provided, however, that the
                                    Borrower and the Company shall indemnify the Lender for standard "carve-outs" to the non-recourse provision (e.g., fraud, waste, misappropriation of funds, certain environmental matters, a transfer of any Portfolio Hotel or direct or indirect ownership interest in the Borrower in violation of the Loan Documents, or a violation of the "SPE" covenants). The Loan shall be fully recourse to the Borrower and (unless there is a "mezzanine" loan and the bankruptcy filing or interference is directed by the Lender as holder of the Borrower Equity following its acquisition thereof) the Company (1) in the event of a voluntary bankruptcy filing by the Borrower, or (x) an involuntary bankruptcy filing made by a controlling or controlled affiliate or
                                    (y) an involuntary bankruptcy filing which a controlling or controlled affiliate causes to be made, in any case, which filing is not withdrawn or dismissed within 90 days or (2) in the event of (x) a contest by the Borrower of the Lender's enforcement of the Loan Documents following maturity of the Loan or acceleration of the Borrower's payment obligations on account of a failure to make a timely payment of principal or interest (a "MONETARY DEFAULT") or (y) a contest, without a good faith basis, of the Lender's enforcement of the Loan Documents following maturity of the Loan or acceleration of the Borrower's payment obligations for reasons other than a Monetary Default.

INTEREST RATE PROTECTION:           The Borrower shall enter into an Eligible
                                    Cap Agreement.


AMORTIZATION:                       During the first year of the Loan Term, the
                                    Borrower shall make monthly principal
                                    payments (in addition to interest) of the lesser of $250,000 and the Excess Cash Flow for that month, provided, however, that if Excess Cash Flow in any month exceeds the amount necessary to make the required principal payment, such excess shall be applied to reduce principal to the extent of "shortfalls" from prior months. Commencing on the first anniversary of the Closing, the Borrower shall make monthly principal payments (in addition to interest) of $375,000. Commencing on the second anniversary of the Closing and through the Maturity Date (including any Extension
                                    Periods), the Borrower shall make monthly principal payments (in addition to interest) of $500,000. Notwithstanding the foregoing, if any principal prepayment made in connection with a Permitted Release exceeds the Allocated Loan Amount of the released
                                    Portfolio Hotel, such excess may be
                                    "applied" by the Borrower to offset its
                                    obligations to make the foregoing scheduled principal payments. If the principal amount of the Loan is ever reduced to or below 30% of the original Loan Amount, all Excess Cash
                                    Flow shall be applied monthly as a principal prepayment, without imposition of a
                                    Prepayment Fee and without regard to the preceding sentence.

ASSUMABILITY:                       The Loan may be assumed in whole, but not in
                                    part, subject to reasonable approval by the Lender of the transferee (and, if the Loan has been securitized, letters from the applicable rating agencies that such assumption will not result in a downgrade, withdrawal or qualification of any rating assigned to the securities evidencing an interest in the Loan) and payment of any reasonable costs and expenses incurred by the Lender.

CLOSING: Closing shall take place on the day following the first business day that is at least 11 days after entry of the Confirmation Order. "CLOSING" means the execution and delivery of the Loan Agreement and all other loan documents, the satisfaction of all Conditions Precedent to Closing and the funding of the Loan.

LOCKBOX ACCOUNT:                    A Lockbox Account shall be maintained on
                                    behalf of the Lender at a bank acceptable to the Lender. All rents, receivables and other revenue generated in connection with the Portfolio Hotels shall be deposited directly into the Lockbox Account. The Lender will select a servicer, acceptable to the Borrower in its reasonable discretion, to administer, at the Borrower's expense, the Loan, including the Lockbox Account and all other accounts, escrows and reserves. In general, and assuming the absence of a pending notice of Default, an Event of Default or the existence of a Cash Trap
                                    Period, the lock box arrangement will
                                    provide that funds therein be applied first, to taxes, insurance and similar items, second, to other property expenses and/or reserves established therefor as set forth in a budget approved by the Lender, third, to debt service payable on the Loan, and fourth, as and when directed by the Borrower.

ASSIGNMENT, PARTICIPATION,          The Lender shall have the right, without
SALE AND SECURITIZATION:            consent of the Borrower, to assign,
                                    syndicate, sell, securitize or participate all or any portion of the Loan, and to negotiate any necessary intercreditor agreement, satisfactory to the Lender. The
                                    Lender also reserves the right to bifurcate the Loan into two or more notes (which may include, without limitation, an A/B note structure or a first priority mortgage loan and a "mezzanine" loan secured by Borrower
                                    Equity held by special purpose entities, owned directly or indirectly, by the Company), provided, however, that any such structure shall not result in an increase to the Borrower in its overall borrowing costs with respect to the Loan, but without regard to the Borrower's obligation to pay its counsel, as described below. The Borrower shall cooperate in such assignment, syndication, sale, securitization (including in connection with obtaining credit ratings), participation or bifurcation process, and Lender shall pay all costs in connection therewith except for costs and fees of the Borrower's counsel, which the Borrower shall be obligated to pay.

FEES AND EXPENSES

EXTENSION FEE:                      0.25% of the then outstanding Loan Amount
                                    for each extension (other than the first
                                    Extension Period), payable by the Borrower on or prior to the first day of the Extension Period.

UP-FRONT FEE:                       1.375% of the Loan Amount payable to the
                                    Lender by the Borrower at Closing.

COMMITMENT FEE:                     $1,000,000 to be paid by the Borrower to the
                                    Lender as follows: (i) $500,000 within two business days after the date on which the Approval Order has become non-appealable, with no appeal pending; and (ii) $500,000 within two business days after receipt by the Company of the Diligence Completion
                                    Notice delivered by the Lender on or before the Due Diligence Cut-off Date, provided, however, that the Diligence Completion
                                    Notice shall be subject to satisfaction of the Updating Condition (as hereinafter defined) and shall not constitute approval of any due diligence matters arising subsequent to delivery of the Diligence
                                    Completion Notice.

                                    The Commitment Fee shall be non-refundable;
                                    provided, however, that if the Loan closes, the Borrower's obligation to pay the Up-Front Fee shall be reduced by the amount of the Commitment Fee and any Extension Fee.

EXPENSES:                           The Company shall pay or reimburse the
                                    Lender from time to time, whether or not the Loan closes, for all reasonable out-of-pocket costs as described in the Commitment Letter. The Lender shall not be required to pay any brokerage fees or commissions arising from or in connection with the making of the Loan (other than any fees payable to any broker engaged by the Lender). The Lender represents that it has not dealt with, and will not deal with, any broker in connection with the Loan other than any broker engaged by the Lender.

CONDITIONS

CONDITIONS PRECEDENT TO
     CLOSING: The closing of the Loan will be subject to customary conditions, the conditions precedent set forth in the Commitment Letter and the following:

                                    -        The Lender's receipt of all Loan
                                             Documents and other documentation
                                             relating to the Loan reasonably
                                             required by the Lender in forms
                                             reasonably satisfactory to the
                                             Lender.

                                    -        The Confirmation Order shall have
                                             been entered and consummation of
                                             the Final Plan shall not be stayed
                                             pending appeal. This is referred to
                                             as the "CONFIRMATION ORDER
                                             CONDITION".

                                    -        The Final Plan and the Confirmation
                                             Order, as each pertains to and/or
                                             affects the Borrower, the Loan
                                             and/or the Portfolio Hotels, shall
                                             be reasonably acceptable to the
                                             Lender. The Final Plan shall
                                             provide for (1) the distribution to
                                             the Company's general unsecured
                                             creditors (excluding holders of its
                                             CRESTS) in exchange for their
                                             pre-petition claims not less than
                                             two-thirds of the Company's voting
                                             equity ownership and not greater
                                             than an aggregate $150 million
                                             liquidation preference of preferred
                                             stock of the Company; (2)
                                             representation on the Company's
                                             Board of Directors for the
                                             Company's general unsecured
                                             creditors (excluding holders of the
                                             CRESTS, and consisting of entities
                                             comprising the official creditors
                                             committee or entities with
                                             comparable investment experience)
                                             constituting not less than 2/3 of
                                             the Board; and (3) distribution to
                                             the holders of the Company's CRESTS
                                             in exchange for their pre-petition
                                             claims common stock of the Company.

                                    -        Review and reasonable approval by
                                             the Lender, or a designated expert
                                             approved by the Lender, of the
                                             following with respect to each of
                                             the Portfolio Hotels:

                                             -  Final plans and
                                                specifications for any
                                                specifications for any
                                                renovations.

                                             -  Final capital improvement cost
                                                budget.

                                             -  The appraisal referred to below.

                                             -  A current as-built ALTA survey.

                                             -  All title and easement
                                                documents.

                                             -  All relevant environmental
                                                information, including a
                                                satisfactory Phase I report and
                                                reports of any additional due
                                                diligence as may be required, or
                                                recommended in such report.

                                           -    All soil tests and engineering
                                                reports.

                                    -        Receipt by the Lender of an
                                             extended coverage policy of title
                                             insurance containing only such
                                             exceptions as the Lender may
                                             reasonably approve and including
                                             such customary endorsements and
                                             reinsurance as the Lender may
                                             reasonably require. The title
                                             insurer(s) shall be selected by the
                                             Lender; provided, however, that, if
                                             the direct title insurance is not
                                             provided by the LandAmerica
                                             Financial Group family of
                                             underwriters ("LANDAMERICA"), the
                                             premiums for direct title insurance
                                             shall not be in excess of those
                                             that LandAmerica would charge and
                                             the estimated time of completion
                                             and delivery of up-to-date title
                                             insurance commitments shall not be
                                             reasonably likely to delay the date
                                             of Closing.

                                    -        If any Third Party Report dated no
                                             earlier than August 15, 2002 is
                                             more than 150 days old at Closing,
                                             receipt by the Lender of an update
                                             of such report showing that there
                                             has been, no material adverse
                                             change occurring after the date of
                                             the original report. This is
                                             referred to as the "UPDATING
                                             CONDITION".

                                    -        Receipt by the Lender of an "as-is"
                                             real estate appraisal of all of the
                                             Portfolio Hotels, which appraisal
                                             shall be performed by an appraiser
                                             reasonably acceptable to the
                                             Lender, be addressed to the Lender
                                             and the Company and conform to
                                             USPAP and FIRREA guidelines.

                                    -        The Lender's review and reasonable
                                             approval of all management
                                             agreements (and agreements
                                             subordinating the same to the Loan)
                                             and franchise agreements.

                                    -        Receipt by the Lender of all fees
                                             and expense reimbursements required
                                             to be paid on or before the
                                             Closing.

                                    -        Receipt by the Lender of all
                                             customary legal opinions (including
                                             a non-consolidation opinion, and
                                             opinion as to the Bankruptcy
                                             Court's approval of the Loan and to
                                             the satisfaction of the Final Order
                                             Condition) regarding the Borrower,
                                             the Company and the Loan Documents,
                                             in form and substance, and from
                                             counsel, reasonably satisfactory to
                                             the Lender.

                                    -        A minimum DSCR on the date of
                                             Closing of 1.45x.

                                    Notwithstanding the foregoing, the Company shall have the right to exclude from the collateral pool Portfolio Hotels having an aggregate

                                    Allocated Loan Amount of not more than
                                    $30,000,000 and, in such event, the Loan
                                    Amount shall be adjusted accordingly and none of the foregoing conditions shall be required to be satisfied with respect to such excluded Portfolio Hotels.

REPRESENTATIONS AND
     WARRANTIES                     Customary representations and warranties for
                                    a loan of this size and type, including, without limitation, representations regarding corporate/partnership existence and standing, authorization and validity, absence of material litigation and material contingent obligations (except, in each case, as disclosed to and approved by the Lender in writing), compliance with applicable laws, ownership of properties, insurance, absence of a Default or an Event of Default.

COVENANTS

GENERAL AFFIRMATIVE:                Affirmative covenants customary for a loan
                                    of this size and type, including, without limitation, covenants relating to compliance with applicable laws, maintenance of insurance, keeping of books and records, maintenance of properties, payment of taxes, furnishing of periodic financial statements and reports, compliance certificates and other financial information and maintenance of the interest rate cap agreement with a counterparty whose obligations do not fall below "AA-" (or its equivalent).

FF&E RESERVE: The Borrower shall maintain in an account pledged to the Lender an amount equal to 4% of total gross revenue of the Portfolio Hotels (remaining subject to the lien of the Loan) as an FF&E reserve. The Borrower shall make monthly deposits to the account to maintain such FF&E reserve in the required amount.

                                    In the absence of a continuing default,
                                    deposits to and disbursements from the
                                    account will be controlled by the Borrower pursuant to an annual budget approved by the Lender. Upon the occurrence and during the continuance of an Event of Default, the Lender will control disbursements from the account, subject to the manager's right to draw funds from the account for normal repairs, replacements and maintenance expenses or otherwise in accordance with the management agreement. The manager will be required to provide to the Lender a complete accounting of any use of the reserve on a monthly basis.

TAX AND INSURANCE ESCROW:           The Borrower shall be required to make
                                    monthly deposits into an escrow account
                                    maintained by the Lender sufficient to pay all real estate taxes and insurance premiums for each of the Portfolio Hotels. The
                                    Borrower shall be required to maintain
                                    insurance coverage subject to commercially reasonable deductibles (including self-insured retention amounts) and limits consistent with hospitality industry practice for comparable properties securing securitized loans of comparable amount and otherwise reasonably acceptable to Lender including, without limitation, terrorism insurance and environmental insurance insuring against damage or liability as a result of mold, but only to the extent such terrorism and environmental insurance are available at rates that are commercially reasonable (as compared to rates charged to and paid by owners of properties comparable to the Portfolio Hotels).

ENVIRONMENTAL REMEDIATION RESERVE:  The Lender may require the establishment of a reserve, in an amount to be reasonably determined by the Lender, for the purpose of funding any remediation of any environmental conditions identified in any current environmental report obtained by the Lender at one or more of the Portfolio Hotels; provided, however, that such environmental condition is of a type that lenders that originate comparable loans for securitization customarily require be remediated. The Borrower and the Company shall covenant to carry out any operations and maintenance plan required by the Lender.

CASH FLOW RESERVE:                  During a Cash Trap Period, all Excess Cash
                                    Flow shall be deposited with and held by the Lender in an account controlled by the Lender and shall constitute additional security for the Loan; provided, however, that, so long as no Event of Default then exists, deposited amounts (i) may, at the Borrower's election, be held in the account, applied to prepayment of the Loan, be used to make capital expenditures approved by the Lender or be used to make up to $3 million of scheduled debt service payments and (ii) shall (to the extent of any funds remaining) be released to the Borrower, if the Cash
                                    Trap Period terminates, no new Cash Trap
                                    Period commences for 90 days following such termination and no Default then exists.

                                    "CASH TRAP PERIOD" means the period during which (1) the DSCR (calculated quarterly, except following the commencement of a Cash Trap Period, then monthly) is below 1.30x; or (2) the Debt Yield Ratio (calculated quarterly, except following the commencement of a Cash Trap Period, then monthly) is less than (a) 13.25% in the first year of the Loan Term, (b) 13.75% in the second year of the Loan Term, (c) 14.00% during the first Extension Period, (d) 14.25% during the second Extension Period and (e) 14.50% during the third Extension Period. The Borrower may cause the termination of a Cash Trap Period by means of a

                                    Supplemental Principal Payment in an amount equal to the greater of (1) 120% of the amount required to cure the violation of the DSCR and Debt Yield Ratio requirements and
                                    (2) 1% of the then current Loan Amount.

                                    "EXCESS CASH FLOW" means all cash available after payment of debt service on the Loan, operating expenses, management fees, and other amounts required to be paid pursuant to the Loan Agreement including, without limitation, all applicable reserves, and the amount of any capital expenditures made in accordance with the Borrower's budget or otherwise with the Lender's approval from cash in excess of available reserve amounts.

                                    "DEBT YIELD RATIO" means, at any time of determination, Net Cash Flow for the trailing 12-month period divided by the then outstanding Loan Amount.

                                    "NET CASH FLOW" means NOI less (a) a
                                    management fee equal to the greater of
                                    actual management fees and 4% of gross
                                    annual revenues of the Portfolio Hotels
                                    remaining subject to the lien of the Loan,
                                    (b) an FF&E Reserve of 4% of gross annual revenues of the Portfolio Hotels remaining subject to the lien of the Loan, and (c) franchise fees.

                                    "NET OPERATING INCOME" ("NOI") means net income before management fees, interest, income taxes, depreciation, amortization, FF&E reserves and franchise fees.

                                    "DEBT SERVICE COVERAGE RATIO" ("DSCR")
                                    means, at any time of determination, Net
                                    Cash Flow for the trailing 12-month period divided by the amount of interest (assuming an interest rate equal to the greater of (1) the then current yield on the 10-year United States Treasury Note plus the Applicable Margin and (2) the then current Interest Rate (such greater interest rate, the "TEST RATE")) that the Borrower will be required to pay over the succeeding 12 months plus, in the case of any determination after the first anniversary of the Closing, principal amortization that would be required in respect of the then outstanding principal amount of the Loan over the first 12 months of a 25-year amortization schedule, calculated using the Test Rate.

GENERAL NEGATIVE:                   Restrictive covenants customary for a loan
                                    of this size and type including, but not limited to, restrictions on (1) dividends and distributions following an Event of Default or otherwise in a manner inconsistent with the lock-box arrangement,
                                    (2) other indebtedness, (3) direct or
                                    indirect transfers of Portfolio Hotels
                                    (other than a transfer permitted under the Loan Documents), (4) investments, (5) liens and encumbrances, (6) amendments to or replacements of franchise, management or other specified agreements, (7) contravention of "SPE" requirements, (8) specified corporate and organizational actions, such as merger, creation of subsidiaries, dissolution, etc.,
                                    (9) changes in nature, scope and/or place of business, (10) affiliate transactions, (11)
                                    debt cancellation, (12) alterations and (13) settlement of claims.

REPORTING                           The Borrower will be required to provide to
                                    the Lender financial and other information with respect to the Borrower, the Company and the Portfolio Hotels, as applicable, including the following:

                                    -        Annual audited (by a "Big Four"
                                             accounting firm, or other
                                             accounting firm reasonably
                                             acceptable to the Lender) financial
                                             statements of the Borrower within
                                             120 days, and the Company within 90
                                             days, of their fiscal year end.

                                    -        Quarterly financial statements for
                                             the Borrower and the Company within
                                             45 days of quarter end.

                                    -        Quarterly compliance certificate
                                             from the Chief Financial Officer,
                                             Treasurer, or authorized
                                             representative of the Borrower
                                             confirming that there are no
                                             defaults under the Loan and, as
                                             required, a calculation of the
                                             DSCR.

                                    -        Quarterly compliance certificate
                                             from the Chief Financial Officer,
                                             Treasurer, or authorized
                                             representative of the Company's
                                             confirming compliance with the
                                             Company's financial covenants.

                                    -        Annual projected operating and
                                             capital budgets for each Portfolio
                                             Hotel property in the Portfolio
                                             Hotels for the upcoming 12-month
                                             period, to be received by the
                                             Lender by February 15 of each year.

                                    -        Monthly operating statements for
                                             each Portfolio Hotel to include
                                             occupancy, average daily room rate
                                             and revenue per available room,
                                             within 30 days of month end.

                                    -        Any other reports the Lender may
                                             reasonably require.

EVENTS OF DEFAULT                   Customary events of default for a loan of
                                    this type including, without limitation, failure to make payments when due; breach of covenants; breach of representations and warranties; bankruptcy or insolvency (or related events) of the Borrower; and judgments.

This SPT is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the financing contemplated hereby. Any commitment of the Lender is subject to negotiation and execution of definitive Loan Documents in form and substance reasonably satisfactory to the Lender.

                                   EXHIBIT A
                               LIST OF PROPERTIES

                                                                             #        Year       Rights
Chain/Name                     City                                ST        Rooms     Built      Owned
----------                     ----                                --        -----     -----      ------
Holiday Inn                    Silver Spring                       MD         231       1973       FS
Crowne Plaza                   Houston                             TX         291       1980       FS
Courtyard by Marriott          Atlanta                             GA         181       1996       FS
Holiday Inn Select             Windsor                             ONT.       214       1991       FS
Doubletree Club                Philadelphia                        PA         189       1972       FS
Holiday Inn Select             Dallas (DFW Airport)                TX         282       1974       FS
Hilton                         Troy (Northfield)                   MI         191       1976       FS
Hilton                         Columbia                            MD         152       1982       FS
Residence Inn                  Dedham                              MA          81       1998       FS
Crowne Plaza                   West Palm Beach                     FL         219       1982       FS
Holiday Inn Select             Strongsville                        OH         304       1972       FS
Holiday Inn                    Rolling Meadows                     IL         420       1963       FS
Courtyard by Marriott          Bentonville                         AR          90       1996       FS
Holiday Inn                    St. Louis North                     MO         392       1956       FS
Holiday Inn Select             Niagara Falls                       NY         397       1974       FS
Crowne Plaza                   Cedar Rapids                        IA         275       1991       FS
Holiday Inn                    Greentree                           PA         200       1972       FS
Holiday Inn                    Towson (Cromwell Bridge)            MD         139       1972       FS
Holiday Inn                    Arden Hills/St. Paul                MN         156       1973       FS
Holiday Inn                    Winter Haven                        FL         228       1967       FS
Residence Inn                  Little Rock                         AR          96       1997       FS
Hampton Inn                    Pensacola                           FL         124       1985       FS
Courtyard by Marriott          Abilene                             TX          99       1996       FS
Courtyard by Marriott          Paducah                             KY         100       1997       FS
Holiday Inn SunSpree           Myrtle Beach                        SC         133       1978       FS
Holiday Inn                    Austin                              TX         210       1984       FS
Holiday Inn                    Jamestown                           NY         146       1979       FS
Holiday Inn                    Frederick                           MD         158       1963       FS
Fairfield Inn                  Valdosta                            GA         108       1963       FS
Holiday Inn                    Pensacola (University Mall)         FL         152       1981       FS
Hurstbourne Hotel              Louisville                          KY         393       1971       FS
Holiday Inn                    Brunswick                           GA         126       1974       FS
Courtyard by Marriott          Florence                            KY          78       1995       FS
Quality Hotel                  Melairie                            LA         205       1985       FS
Holiday Inn                    York                                PA         100       1970       FS
Hampton Inn                    Dothan                              AL         113       1989       FS
Holiday Inn                    Valdosta                            GA         167       1963       FS
Holiday Inn Express            Pensacola                           FL         214       1962       FS
Holiday Inn                    Pittsburgh (Pkwy East)              PA         180       1975       FS
Four Points                    Niagara Falls                       NY         189       1965       FS
Holiday Inn Express            Gadsden                             AL         141       1962       FS
Holiday Inn                    Baltimore West (Belmont)            MD         135       1972       FS
Holiday Inn                    Marietta (hotel & suites)           GA         196       1973       FS
Holiday Inn                    Dallas (Mkt Center)                 TX         246       1971       FS
Clarion                        Charleston                          SC         197       1981       FS
Holiday Inn                    Grand Island                        NY         261       1972       FS
Holiday Inn                    Dothan                              AL         102       1961       FS
Holiday Inn                    Baltimore, Inn Harbor               MD         375       1964       LH
Holiday Inn                    Baltimore - BWI Airport             MD         259       1973       LH
Crowne Plaza                   Albany                              NY         384       1980       LH
Holiday Inn                    Glen Burnie                         MD         127       1973       LH
Holiday Inn                    Lancaster                           PA         189       1971       LH
Holiday Inn                    Sheffield                           AL         201       1981       LH
Holiday Inn                    East Hartford                       CT         130       1974       LH
French Quarter Suites          Memphis                             TN         105       1980       LH
Holiday Inn                    Jekyl Island                        GA         199       1972       LH